     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1999

                                                      REGISTRATION NO. 333-80335
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               PCQUOTE.COM, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          7375                  36-4284139
 (State or other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                        No.)

                       300 SOUTH WACKER DRIVE, SUITE 300
                            CHICAGO, ILLINOIS 60606
                                 (312) 913-2800
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     JIM R. PORTER, CHIEF EXECUTIVE OFFICER
                               PCQUOTE.COM, INC.
                       300 SOUTH WACKER DRIVE, SUITE 300
                            CHICAGO, ILLINOIS 60606
                                 (312) 913-2800

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

       DONALD E. FIGLIULO, ESQ.                      NEIL GOLD, ESQ.
   Wildman, Harrold, Allen & Dixon             Fulbright & Jaworski L.L.P.
        225 West Wacker Drive                        666 Fifth Avenue
     Chicago, Illinois 60606-1229                New York, New York 10103

                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses to be paid by us in connection with this offering are as follows. All amounts other than the SEC registration fee, NASD filing fee and Nasdaq National Market application fee are estimates.

SEC registration fee..........................................  $  34,687.00
NASD filing fee...............................................  $  12,977.50
Nasdaq National Market listing fee............................  $  85,500.00
Printing......................................................  $ 190,000.00
Legal fees and expenses.......................................  $ 400,000.00
Accounting fees and expenses..................................  $ 350,000.00
Blue sky fees and expenses....................................  $   1,500.00
Transfer agent and registrar fees.............................  $   3,000.00
Miscellaneous.................................................  $ 322,335.50
                                                                ------------
Total.........................................................  $1,400,000.00
                                                                ------------
                                                                ------------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

    As permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

    As permitted by the General Corporation Law of the State of Delaware, our Bylaws provide that (i) we are required to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to certain very limited exceptions, (ii) we may indemnify our other employees and agents as set forth in the General Corporation Law of the State of Delaware, (iii) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to certain very limited exceptions and (iv) the rights conferred in our Bylaws are not exclusive.

    We intend to enter into Indemnification Agreements with each of our directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving one of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

    Reference is also made to Section 8 of the Underwriting Agreement, which provides for the indemnification of our officers, directors and controlling persons against certain liabilities. The indemnification provision in our certificate of incorporation, Bylaws and the Indemnification

Agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

    We expect, with approval by our Board of Directors, to obtain directors' and officers' liability insurance.

    Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

DOCUMENT                                                                        EXHIBIT NUMBER
-----------------------------------------------------------------------------  -----------------
Form of Underwriting Agreement...............................................            1.1
Amended and Restated Articles of Incorporation of PCQuote.com................            3.1
Bylaws of PCQuote.com........................................................            3.2
Form of Indemnification Agreement............................................          10.12

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    We issued 9,800,000 shares of our common stock to HyperFeed Technologies on March 19, 1999.

    On April 12, 1999, we granted CNNFN a warrant to purchase 515,790 shares of our common stock exercisable for less than $.01 per share. On April 29, 1999, CNNFN purchased 128,948 shares of our common stock upon exercise of the vested portion of this warrant.

    All issuances of securities were made in reliance on Section 4(2) of the Securities Act.

    The above share numbers reflect an anticipated 9,800-for-1 split of our common stock.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  The following exhibits are filed herewith:


EXHIBIT NO.                                              DESCRIPTION
-------------  ------------------------------------------------------------------------------------------------
       1.1     Form of Underwriting Agreement**

       3.1     Amended and Restated Certificate of Incorporation*

       3.2     By-laws**

       4.1     Specimen Stock Certificate**

       4.2     Warrant issued by Registrant to CNNFN**

       4.3     Statement of Registration Rights by and between registrant and CNNFN (included in Exhibit 4.2)**

       4.4     Form of Registration Rights Agreement to be entered into by and between registrant and HyperFeed
               Technologies, Inc.**

       5.1     Opinion of Wildman, Harrold, Allen & Dixon regarding legality of the securities being registered*

      10.1     Form of Contribution and Separation Agreement to be entered into by and between registrant and
               HyperFeed Technologies, Inc.**

      10.2     Form of Services Agreement to be entered into by and between registrant and HyperFeed
               Technologies, Inc.**

      10.3     Form of Maintenance Agreement to be entered into by and between registrant and HyperFeed
               Technologies, Inc.**

EXHIBIT NO.                                              DESCRIPTION
-------------  ------------------------------------------------------------------------------------------------
      10.4     Form of Datafeed License Agreement to be entered into by and between registrant and HyperFeed
               Technologies, Inc.**

      10.5     Form of Non-Competition Agreement to be entered into by and between registrant and HyperFeed
               Technologies, Inc.**

      10.6     Form of Tax Indemnification and Allocation Agreement to be entered into by and between registrant and HyperFeed Technologies Inc.**

      10.7     Agreement dated April 12, 1999 by and between registrant and CNNFN+**

      10.8     Software License and Distributor Agreement dated May 28, 1999 by and between registrant and
               Townsend Analytics, Ltd.**

      10.9     Executive Employment Agreement dated June 8, 1999 by and between registrant and Andrew
               Peterson**

      10.10    1999 Combined Incentive and Non-statutory Stock Option Plan**

      10.11    Co-Branding Agreement dated October 11, 1996 by and between registrant and AB Watley+

      10.12    Form of Indemnification Agreement to be entered into by and between registrant and its directors and executive officers**

      23.1     Consent of KPMG LLP*

      23.2     Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5.1)

      24.1     Power of Attorney**

      27.1     Financial Data Schedule**

      99.1     Consent of James R. Quandt**

      99.2     Consent of Francis J. Harvey**

      99.3     Consent of Ronald J. Grabe**


------------

  * To be filed by amendment

 ** Previously filed

  + Confidentiality Requested, confidential portions have been omitted and filed separately with the Commission, as required by Rule 406(b).

    (b)  Financial Statement Schedules

    No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 21st day of July, 1999.


                                PCQuote.com, INC.

                                By:           /s/ TIMOTHY K. KRAUSKOPF
                                     -----------------------------------------
                                                Timothy K. Krauskopf
                                              CHIEF OPERATING OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registrant's Registration Statement has been signed by the following persons in the capacities indicated on July 21, 1999.


              SIGNATURE                   TITLE
--------------------------------------    --------------------------------------

                  *
--------------------------------------    Chairman of the Board and Chief
            Jim R. Porter                   Executive Officer

       /s/ TIMOTHY K. KRAUSKOPF
--------------------------------------    President, Chief Operating Officer and
         Timothy K. Krauskopf               Director

        /s/ ANDREW N. PETERSON
--------------------------------------    Chief Financial Officer and Secretary
          Andrew N. Peterson

                  *
--------------------------------------    Director
            John E. Juska

                  *
--------------------------------------    Director
             John R. Hart

*By        /s/ TIMOTHY K.
              KRAUSKOPF
      -------------------------
        Timothy K. Krauskopf
         AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT NO.                                            DESCRIPTION                                             PAGE
-------------  ---------------------------------------------------------------------------------------------  ---------
       1.1     Form of Underwriting Agreement**

       3.1     Amended and Restated Certificate of Incorporation*
       3.2     By-laws**
       4.1     Specimen Stock Certificate**

       4.2     Warrant issued by Registrant to CNNFN**
       4.3     Statement of Registration Rights by and between registrant and CNNFN (included in Exhibit
                 4.2)**

       4.4     Form of Registration Rights Agreement to be entered into by and between registrant and
                 HyperFeed Technologies, Inc.**
       5.1     Opinion of Wildman, Harrold, Allen & Dixon regarding legality of the securities being registered*
      10.1     Form of Contribution and Separation Agreement to be entered into by and between registrant and HyperFeed Technologies, Inc.**

      10.2     Form of Services Agreement to be entered into by and between registrant and HyperFeed
                 Technologies, Inc.**
      10.3     Form of Maintenance Agreement to be entered into by and between registrant and HyperFeed
                 Technologies, Inc.**

      10.4     Form of Datafeed License Agreement to be entered into by and between registrant and HyperFeed
                 Technologies, Inc.**
      10.5     Form of Non-Competition Agreement to be entered into by and between registrant and HyperFeed
                 Technologies, Inc.**
      10.6     Form of Tax Indemnification and Allocation Agreement to be entered into by and between registrant and HyperFeed Technologies Inc.**

      10.7     Agreement dated April 12, 1999 by and between registrant and CNNFN+**
      10.8     Software License and Distributor Agreement dated May 28, 1999 by and between registrant and
                 Townsend Analytics, Ltd.**

      10.9     Executive Employment Agreement dated June 8, 1999 by and between registrant and Andrew
                 Peterson**
      10.10    1999 Combined Incentive and Non-statutory Stock Option Plan**
      10.11    Co-Branding Agreement dated October 11, 1996 by and between registrant and AB Watley+

      10.12    Form of Indemnification Agreement to be entered into by and between registrant and its directors and executive officers**
      23.1     Consent of KPMG LLP*

      23.2     Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5.1)
      24.1     Power of Attorney**
      27.1     Financial Data Schedule**

      99.1     Consent of James R. Quandt**
      99.2     Consent of Francis J. Harvey**

      99.3     Consent of Ronald J. Grabe**


------------

  * To be filed by amendment

 ** Previously filed

  + Confidentiality Requested, confidential portions have been omitted and filed separately with the Commission, as required by Rule 406(b).